Exhibit 99.1

KKR Financial Holdings LLC Declares

Quarterly Distribution

SAN FRANCISCO, CA, November 1, 2007 — KKR Financial Holdings LLC (NYSE: KFN) announced today that its Board of Directors has declared a cash distribution for the quarter ended September 30, 2007 of $0.50 per common share. The cash distribution will be payable on November 29, 2007 to shareholders of record as of the close of business on November 15, 2007.

KKR Financial Holdings LLC (the “Company”) is a specialty finance company that is externally managed by KKR Financial Advisors LLC. KKR Financial Holdings LLC and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available on the Company’s website at http://www.kkrkfn.com.

CONTACT:

Investors

Laurie L. Poggi

KKR Financial

415-315-3718

Media

Roanne Kulakoff/Joseph Kuo

Kekst and Company

212-521-4837/4863